EXHIBIT 10.2
                                                                    ------------


                       RESEARCH AND DEVELOPMENT AGREEMENT
                                     BETWEEN
             ARTANN LABORATORIES INC, ARMEN SARVAZYAN AND PROUROCARE
                                  MEDICAL INC.


Upon the effective date of this agreement:

1. Armen Sarvazyan shall be named Chief Scientific Officer(a consultant - non employee) of ProUroCare Medical Inc. Armen Sarvazyan will be provided with the information and access to the research and development process and a decision making council, sufficient to be effective in his role.

2. The Intellectual Property and know-how resulting from any new advancement of the SGDRE developed, for example the (position technology) will be assigned to ProUroCare. ProUroCare must ensure that technology transfer and participation of Artann and Armen Sarvazyan in continuous development of the SGDRE is covered by the current agreement and understanding between ProUroCare and Profile, and in any way will not present a breach of past obligations of Artann and Armen Sarvazyan to Profile LLC (formerly Armed
     LLC).

3. Artann Laboratories shall be a research and development partner to ProUroCare Medical Inc. In this relationship Artann shall support and further the development of the Sensor Guided DRE product. Specific material engagements will be subject to the separate development agreements between Artann and ProUroCare.

4. In addition, Artann shall work on other mutually agreed upon technologies and products in the field of Urology. The specific material engagements will be subject to separate development agreements between Artann and ProUroCare. ProUroCare shall be assigned the rights to all intellectual properties resulting from this work in the area related to the SGDRE. New technology not related to the SGDRE will be addressed by separate license and royalty agreements.

5. This Agreement shall have an initial term of 3 years and can be extended for a similar term upon mutual consent of all parties to this agreement.

CASH COMPENSATION

An amount of $250,000 shall be paid to Artann for the engagement in this research and development agreement and the assignment to ProUroCare of all patents that encompasses new IP developed with respect to the SGDRE. Payments shall be made in accordance with the following schedule of performance based events:

     o    Effective date (signing) of this agreement                    $ 50,000

     o    Shipment of the SGDRE  Systems in accordance
          with the  Development  Agreement  signed  by
          both   parties.   A  bonus  of  10%  of  the
          milestone  payment  per month  for  delivery
          ahead of  schedule  will be added.  A 10% of
          the  milestone  payment  per month  late fee
          shall be deducted.  The milestone payment is
          due in full if the Development  Agreement is
          terminated by ProUroCare.                                    $ 100,000





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     o    Filing of the patent                                          $ 50,000

     o    Issuance  of  the  patent  (patent  will  be
          assigned to ProUroCare)                                       $ 50,000

WARRANTS

500,000 (five year term) warrants shall be issued at the market price at the time of issue or $2.00, whichever is lower. The warrants will be vested over the period of three years according to the following schedule:

     o    100,000 upon execution of this agreement;

     o 200,000 upon shipment of SGDRE Systems according to the Development Agreement. The 200,000 warrant payment is due in full if the Development Agreement is terminated by ProUroCare;

     o    100,000 one year anniversary of the execution date of this agreement.

     o    100,000 two year anniversary of the execution date of this agreement.

The issuance of the last two hundred warrants is contingent on the delivery of clinical units by Minnetronix per the development agreement with ProUroCare.

Note
Warrants will be issued in two names:
90 % in name of Artann Laboratories
10% in name of Vlada International



ARTANN LABORATORIES, INC.               ARMEN SARVAZYAN

By:  /s/Armen Sarvazyan                 By: /s/ Armen Sarvazyan
  ------------------------                -------------------------

Its: Chief Scientist
   -----------------------

PROUROCARE MEDICAL INC.

By: /s/Michael P. Grossman
  ------------------------

Its: President & CEO
   -----------------------


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